EXHIBIT 10 (iii) Stock Option Agreement

FIFTH AVENUE ACQUISITION II CORP.
STOCK OPTION AGREEMENT

RECITALS

A. The Board of Directors of Fifth Avenue Acquisition I Corp. (the "Company") has adopted the this Stock Option Plan and Agreement (the "Agreement") for the purpose of attracting and then being able to retain the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary of the Company hereinafter organized and consultants and other independent advisors in the service of the Company (or any Parent or Subsidiary).

B. The Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Agreement in connection with the Company's grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Company hereby has the authority to grant to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice which will be attached hereto. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price. The total number of Option Shares that are authorized by the Board of Directors, which shall designate one or more of its members as Administrator, and are available for grant under this Agreement is 1,000,000 Option Shares, par value $.001.

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime either as (i) as a gift to one or more members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and /or one or more such family members, or (I) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator of the Agreement for the Company may deem appropriate.

4. Exercisability/Vesting. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death or Permanent Disability) while this option is outstanding, then the period for exercising this option shall be limited to a six (6)-month period measured from the date of such cessation of Service but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of the expiration of the twelve (12)-month period measured from the date of Optionee's death or the Expiration Date.

(c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be limited to a twelve (12)-month period measured from the date of such cessation of Service. In no event shall this option be exercisable at any time after the Expiration Date.

(d) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

(e) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested in accordance with the Vesting Schedule specified in the Grant Notice, if any, or the special vesting acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

(f) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this Paragraph.

6. Special Acceleration of Option.

(a) All the Option Shares subject to this option at the time of a Corporate Transaction but not otherwise vested shall automatically vest and the Company's repurchase rights with respect to those Option Shares shall immediately terminate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares. No such accelerated vesting of the Option Shares, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor Company (or parent thereof) in the Corporate Transaction and the Company's repurchase rights with respect to the unvested Option Shares are assigned to such or (ii) this option is to be replaced with a cash incentive program of the successor Company which reflects the difference between the exercise price on the unvested Option Shares at the time of the Corporate Transaction and Fair Market Value of the Company’s Shares based upon the average closing bid price for the Shares during the initial 30 day period following the Corporate Transaction or the commencement of trading in the Shares of the Company, any Parent, Subsidiary or successor Company, as may be appropriate. This cash incentive program shall provide for subsequent payout in accordance with the Vesting Schedule.

(b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor Company (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provide the aggregate Exercise Price shall remain the same.

(d) Should there occur an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this option is assumed and the Company's repurchase rights with respect to the unvested Option Shares are assigned, all the Option Shares at the time subject to this option but not otherwise vested shall automatically vest and the Company's repurchase rights with respect to those Option Shares shall terminate so that this option shall immediately become exercisable for all those Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested Option Shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

(e) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions: (i) Execute and deliver to the Company a Purchase Agreement for the Option Shares for which the option is exercised; (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(1) cash or check made payable to the Company; or
(2) a promissory note payable to the Company, but only to the extent authorized by the Administrator in accordance with Paragraph 14.
Should the Common Stock be registered under Section 12 of the Securities Exchange Act of 1934 at the time the option is exercised, then the Exercise Price may also be paid as follows:

(3) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(4) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the option exercise.

(1) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
(2) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

(3) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Company's repurchase rights and may be held in escrow with the Company until such shares vest.

(c) In no event may this option be exercised for any fractional shares.

10. REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS STOCK OPTION AGREEMENT SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

11. Compliance with Laws and Regulations

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ National Market, if applicable) and regulations of the OTC Bulletin Board on which the Common Stock may be listed for trading and traded at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained, The Company, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Financing. The Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Administrator in its sole discretion.

15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Agreement and are in all respects limited by and subject to the terms of the Agreement. All decisions of the Administrator with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Florida without resort to that State's conflict-of-laws rules. Venue shall lay in and for the 15th Judicial Circuit, Palm Beach County, FL.

17. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless and until stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan, at which time the excess shares shall be deemed ratified and the grant of the previously excess shares shall no longer be deemed void.

18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, then the following shall also apply to the grant. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

APPENDIX

The following, definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Company's Board of Directors.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the shares of the Company's common stock,

E. Corporate Transaction shall mean either of the following stockholder approved transactions to which the Company is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

F. Company shall mean Fifth Avenue Acquisition I Corp., a Florida corporation, and any successor Company to all or substantially all of the assets or voting stock of Fifth Avenue Acquisition I Corp. which shall by appropriate action adopt the Agreement.

G. Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

I. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

J. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K. Fair Market Value per share shall mean the closing bid price of or other basis for the fair valuation of the shares of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ National Market, then the Fair Market Value shall be the closing bid price per share of Common Stock on the date in question, as the price is reported by the Notice. If there is no closing bid price for the Common Stock on the date in question, then the Fair Market Value shall be the closing bid price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing bid price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time traded on the OTC Bulletin Board, then the Fair Market Value shall be the closing bid price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the OTC:BB. If there is no closing bid price for the Common Stock on the date in question, then the Fair Market Value shall be the closing bid price on the last preceding date for which such quotation exists.

(iv) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market or OTC:BB, then the Fair Market Value shall be determined by the Administrator after taking into account such factors as the Administrator and Board of Directors shall deem appropriate.

L. Grant Date shall mean the date of grant of the option as specified in the Grant

M. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

N. Immediate Family of Optionee shall mean Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

P. Involuntary Termination shall mean the termination of Optionee's Service which occurs by reason of.

(i) Optionee's involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(ii) Optionee's voluntary resignation following: (A) a change in Optionee's position with the Company (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's duties and responsibilities or the level of management to which he or she reports; (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%); or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without Optionee's consent.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Company (or any Parent or Subsidiary).

R. 1934 Act shall mean the Securities Exchange Act of 1934.

S. Non-Statutory-Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V. Parent shall mean any Company (other than the Company) in an unbroken chain of companies ending with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

W. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X. Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Agreement.

Z. Service shall mean Optionee's performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

AA. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

BB. Subsidiary shall mean any Company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each Company (other than the last Company) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

CC. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.